UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2006

Industrial Enterprises of America, Inc.
(formerly known as Advanced Bio/Chem, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	000-30646	13-3963499
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

711 Third Avenue, Suite 1505, New York, New York	10017
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(212) 490-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principle Officers.

On August 15, 2006 the Board of Directors of Industrial Enterprises of America, Inc. (the "Company") appointed Michael Jay Solomon to the Company's Board of Directors as an independent Director. Mr. Solomon is expected to serve on both the Audit and the Nominating Committees once they are established. Mr. Solomon will serve as a Director until the next annual meeting of stockholders or thereafter until his successor is chosen and qualified.

A copy of the press release announcing the appointment is being filed as Exhibit 99.1 to this report.

Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure.

On August 16, 2006, the Company issued a press release announcing the appointment of the new Director, as disclosed above in Item 5.02. The press release furnished with this Current Report on Form 8-K provides details not included in previously issued reports of the Company and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits.
Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release of Industrial Enterprises of America Inc. dated August 16, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc.

August 16, 2006
By:   /s/ James W. Margulies
Name:    James W. Margulies_____
Title:     Chief Financial Officer

Michael Jay Solomon Joins Industrial Enterprises of America's Board of Directors

Wednesday August 16, 12:02 pm ET

NEW YORK, Aug. 16, 2006 (PRIMEZONE) -- Industrial Enterprises of America, Inc. (OTC BB:IEAM.OB - News) a specialty automotive aftermarket supplier, today announced the addition of Michael Jay Solomon to the Company's Board of Directors. Mr. Solomon, the co-founder and former Chairman and CEO of Telepictures Corporation, brings 50 years of experience as a successful executive and entrepreneur in domestic and international film and television production and distribution.

Mr. Solomon is currently the Chief Executive Officer and founder of Solomon Entertainment Enterprises, a worldwide content provider for all forms of television, home video, internet and wireless phones. From 2003 through 2005, he served as the Chairman of AGU Entertainment Corp., now The Tube Media Corp., a publicly traded company.

Previously, Mr. Solomon had a five-year tenure with Warner Bros. which, under his leadership, became the largest television program distribution company in the world, experiencing over a 400% increase in television revenues and the establishment of an international presence. Prior to joining Warner Bros., he co-founded Telepictures Corporation which went on to become one of the largest television production and distribution companies in the world.

``Michael brings an incredible wealth of knowledge and wisdom to Industrial Enterprises of America from having run the largest publicly traded U.S. television syndication company, Telepictures, as Chairman and CEO,'' stated Chief Executive Officer, John Mazzuto. ``As an independent Director, we look forward to his input to help the Company evaluate and execute future business opportunities.''

Mr. Solomon serves on the Board of Overseers of New York University's Stern School of Business and is a Founder of The Sam Spiegel Film & Television School in Jerusalem. He was educated at New York University's Stern School of Business and Boston's Emerson College, where he was awarded an honorary Doctor of Law degree.

About Industrial Enterprises of America, Inc.

Industrial Enterprises of America, Inc., headquartered in New York, NY, is an automotive aftermarket supplier that specializes in the sale of anti-freeze, auto fluids, and other automotive additives & chemicals. The company has distinct proprietary brands that collectively serve the retail, professional, and discount automotive aftermarket channels.

Statement Under The Private Securities Litigation Reform Act

Except for the historical information contained herein, the matters discussed in this press release may include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of Industrial Enterprises of America set forth herein and those preceded by or that include the words ``believes,'' ``expects,'' ``given,'' ``targets,'' ``intends,'' ``anticipates,'' ``plans,'' ``projects'', ``forecasts'' or similar expressions, are forward-looking statements. Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company's future results to differ materially from those anticipated, including: (i) the Company's history of ongoing operating losses; (ii) the overall marketplace and clients' usage of products, including demand therefore, the impact of competitive technologies, products and pricing, particularly given the substantially larger size and scale of certain competitors and potential competitors, control of expenses, and revenue generation by the acquisition of new customers; Other risks are detailed from time to time in the Company's 2005 Annual Report on Form 10-K, as amended, its Quarterly Reports on Form 10-QSB, and in its other Securities and Exchange Commission reports and statements. The Company assumes no obligation to update any of the information contained or referenced in this press release.

Contact:
 Industrial Enterprises of America, Inc.
Investors & Public Relations:
David Zazoff
(212) 505-5976
PressReleases@Za-Consulting.net